Exhibit 19.4


                                Ford Motor Credit Company
                           Ford Credit Auto Owner Trust 1999-D
                                Monthly Servicing Report

       Collection Period                                          October, 1999
       Distribution Date                                               11/15/99

                                                                  Dollar Amount
       Total Portfolio                                      $  3,300,023,039.40
       Total Securities                                        3,195,129,000.00
       Class A-1 Notes                                           153,000,000.00
       Class A-2 Notes                                           449,000,000.00
       Class A-3 Notes                                         1,370,000,000.00
       Class A-4 Notes                                           400,000,000.00
       Class A-5 Notes                                           588,189,000.00
       Class B Notes                                             109,640,000.00
       Class C Certificates                                       62,650,000.00
       Class D Certificates                                       62,650,000.00

       I. COLLECTIONS
       Interest:
       Simple Interest Receivables Interest
            Interest Collections                            $     16,522,417.87
            Repurchased Loan Proceeds Related to Interest             10,444.75
                 Total Simple Interest Receivables Interest       16,532,862.62
       Pre Computed Receivables Interest Collections                 133,969.41
                 Total Interest Collections                       16,666,832.03

       Servicer Advances:
            Simple Interest Servicer Advances               $      3,214,320.05
            Precomputed Servicer Advances - Principal                 52,584.06
            Precomputed Servicer Advances - Interest                  12,127.21
                 Total Servicer Advances                           3,279,031.32

       Principal:
       Simple Interest Receivables Principal
            Principal Collections                           $     65,467,087.50
            Prepayments in Full                                   33,099,710.42
            Repurchased Loan Proceeds Related to Principal         1,293,632.88
                 Total Simple Interest Receivables Principal 99,860,430.80 Pre Computed Receivables Principal
            Principal Collections                           $        730,387.99
            Prepayments in Full                                      404,905.68
            Prepayments in Full Due to Administrative Repurchases          0.00
            Payahead Draws                                            38,973.35
                 Total Pre Computed Receivables Principal          1,174,267.02
       Liquidation Proceeds                                           30,967.51
       Recoveries from Prior Month Charge-Offs                             0.00
                 Total Principal Collections                     101,065,665.33
       Principal Losses for Collection Period                         75,948.46
                 Total Regular Principal Reduction               101,163,230.34

       Total Collections                                    $    121,011,528.68

                                                                         Amount
                                                                     Per $1,000
                                                                    of Original
       II. DISTRIBUTIONS                                     Amount   Principal
       Total Collections                           $ 121,011,528.68  $    37.87
       Reserve Account Release                                 0.00        0.00






       Reserve Account Draw                                    0.00        0.00
       Total Available for Distribution              121,011,528.68       37.87

       Servicing Fee:
       Servicing Fee Due                           $   2,668,017.38  $     0.84
       Servicing Fee Paid                              2,668,017.38        0.84
       Servicing Fee Shortfall                                 0.00        0.00

       Interest:
       Class A-1 Notes Monthly Interest
            Class A-1 Notes Monthly Interest Due   $     229,000.93  $     1.50
            Class A-1 Notes Monthly Interest Paid        229,000.93        1.50
            Class A-1 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-1 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-1 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-2 Notes Monthly Interest
            Class A-2 Notes Monthly Interest Due   $   2,248,691.78  $     5.01
            Class A-2 Notes Monthly Interest Paid      2,248,691.78        5.01
            Class A-2 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-2 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-2 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-3 Notes Monthly Interest
            Class A-3 Notes Monthly Interest Due   $   7,078,333.33  $     5.17
            Class A-3 Notes Monthly Interest Paid      7,078,333.33        5.17
            Class A-3 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-3 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-3 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-4 Notes Monthly Interest
            Class A-4 Notes Monthly Interest Due   $   2,133,333.33  $     5.33
            Class A-4 Notes Monthly Interest Paid      2,133,333.33        5.33
            Class A-4 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-4 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-4 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-5 Notes Monthly Interest
            Class A-5 Notes Monthly Interest Due   $   3,195,826.90  $     5.43
            Class A-5 Notes Monthly Interest Paid      3,195,826.90        5.43
            Class A-5 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-5 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-5 Notes Int. Carryover Shortfall    0.00        0.00

       Class B Notes Monthly Interest
            Class B Notes Monthly Interest Due     $     627,689.00  $     5.73
            Class B Notes Monthly Interest Paid          627,689.00        5.73
            Class B Notes Monthly Interest Shortfall           0.00        0.00
            Class B Notes Interest Carryover Shortfall         0.00        0.00
            Chg in Class B Notes Int. Carryover Shortfall      0.00        0.00

       Total Note Monthly Interest
            Total Note Monthly Interest Due        $  15,512,875.27  $     5.05
            Total Note Monthly Interest Paid          15,512,875.27        5.05
            Total Note Monthly Interest Shortfall              0.00        0.00
            Total Note Interest Carryover Shortfall            0.00        0.00
            Chg in Total Note Int. Carryover Shortfall         0.00        0.00

       Class C Certificates Monthly Interest
            Class C Cert. Monthly Interest Due     $     376,422.08  $     6.01






            Class C Cert. Monthly Interest Paid          376,422.08        6.01
            Class C Cert. Monthly Interest Shortfall           0.00        0.00
            Class C Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class C Cert. Int. Carryover Shortfall      0.00        0.00

       Class D Certificates Monthly Interest
            Class D Cert. Monthly Interest Due     $     417,666.67  $     6.67
            Class D Cert. Monthly Interest Paid          417,666.67        6.67
            Class D Cert. Monthly Interest Shortfall           0.00        0.00
            Class D Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class D Cert. Int. Carryover Shortfall      0.00        0.00

       Total Note and Certificate Monthly Interest
            Total Note and Cert. Mthly Int. Due    $  16,306,964.02  $     5.10
            Total Note and Cert. Mthly Int. Paid      16,306,964.02        5.10
            Total Note and Cert. Mthly Int. Shortfall          0.00        0.00
            Total Note and Cert. Int. Carryover Shortfall      0.00        0.00
            Change in Total Note and Certificate Interest
                 Carryover Shortfall               $           0.00  $     0.00

       Total Available for Principal Distribution  $ 102,036,547.28

       Principal:
       Principal Distribution Amounts
            First Priority Distribution Amount     $           0.00  $     0.00
            Second Priority Distribution Amount       19,110,750.36        5.98
            Regular Principal Distribution Amount    479,036,647.20      149.93
                 Principal Distribution Amount       498,147,397.56      155.91

       Principal Distribution Amounts Paid
            Class A-1 Notes Monthly Principal Paid $  49,147,397.56  $   321.22
            Class A-2 Notes Monthly Principal Paid    52,889,149.72      117.79
            Class A-3 Notes Monthly Principal Paid             0.00        0.00
            Class A-4 Notes Monthly Principal Paid             0.00        0.00
            Class A-5 Notes Monthly Principal Paid             0.00        0.00
            Class B Notes Monthly Principal Paid               0.00        0.00
                 Total Note Principal Paid           102,036,547.28       33.24

            Class C Cert. Monthly Principal Paid   $           0.00  $     0.00
            Class D Cert. Monthly Principal Paid               0.00        0.00
                 Total Monthly Principal Paid        102,036,547.28       31.94

       Collections Released to Servicer            $           0.00

       Total Available for Distribution            $ 121,011,528.68
       Total Distributions (incl. Servicing Fee)   $ 121,011,528.68

       III. POOL BALANCE AND PORTFOLIO INFORMATION
       Balances and Pool Factors:                  Beginning             Ending
            Aggregate Balance of Notes   $  2,965,976,397.56 $ 2,863,939,850.28
            Note Pool Factor                       0.9661699          0.9329314
            Class A-1 Notes Balance            49,147,397.56               0.00
            Class A-1 Notes Pool Factor            0.3212248          0.0000000
            Class A-2 Notes Balance           449,000,000.00     396,110,850.28
            Class A-2 Notes Pool Factor            1.0000000          0.8822068
            Class A-3 Notes Balance         1,370,000,000.00   1,370,000,000.00
            Class A-3 Notes Pool Factor            1.0000000          1.0000000
            Class A-4 Notes Balance           400,000,000.00     400,000,000.00
            Class A-4 Notes Pool Factor            1.0000000          1.0000000
            Class A-5 Notes Balance           588,189,000.00     588,189,000.00






            Class A-5 Notes Pool Factor            1.0000000          1.0000000
            Class B Notes Balance             109,640,000.00     109,640,000.00
            Class B Notes Pool Factor              1.0000000          1.0000000
            Class C Certificates Balance       62,650,000.00      62,650,000.00
            Class C Certificates Pool Factor       1.0000000          1.0000000
            Class D Certificates Balance       62,650,000.00      62,650,000.00
            Class D Certificates Pool Factor       1.0000000          1.0000000
            Total Note and Cert. Balance    3,091,276,397.56   2,989,239,850.28
       Portfolio Information:
            Wtd Average Coupon (WAC)                    7.44%              7.44%
            Wtd Average Remaining Maturity (WAM)       45.23              44.33
            Remaining Number of Receivables          233,868            230,740
            Portfolio Receivable Balance $  3,201,620,857.66 $ 3,100,457,274.27

       IV. OVERCOLLATERALIZATION INFORMATION
       Specified Overcollateralization Amount               $     14,504,457.54
       Specified Credit Enhancement Amount                        31,004,572.74
       Yield Supplement Overcollateralization Amount             153,591,627.07
       Target Level of Overcollateralization                     168,096,084.61

       V. RECONCILIATION OF RESERVE ACCOUNT
       Beginning Reserve Account Balance                    $     16,500,115.20
       Specified Reserve Account Balance                          16,500,115.20
            Reserve Release Amount                                         0.00
       Reserve Account Draws                                               0.00
            Interim Reserve Account Balance                       16,500,115.20
       Reserve Account Deposits Made                                       0.00
       Ending Reserve Account Balance                             16,500,115.20
       Change in Reserve Account Balance                                   0.00

       VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
       Liquidated Contracts:
            Liquidation Proceeds                            $         30,967.51
            Recoveries from Prior Month Charge-Offs                        0.00
       Total Losses for Collection Period                            137,814.41
       Charge-off Rate for Collection Period (annualized)                  0.04%
       Cumulative Net Losses for all Periods
       Delinquent Receivables:
            31-60 Days Delinquent                           $     10,503,624.15
            61-90 Days Delinquent                                     63,524.52
            91-120 Days Delinquent                                         0.00
            Over 120 Days Delinquent                                  29,274.39
       Repossesion Inventory                                $        439,711.68

       Ratio of Net Losses to the Average Pool Balance:
            Second Preceding Collection Period                           0.0000%
            Preceding Collection Period                                  0.0163%
            Current Collection Period                                    0.0407%
            Three Month Average                                          0.0000%
       Ratio of 60+ Delinquent Contracts to Outstanding Receivables
            Second Preceding Collection Period                           0.0000%
            Preceding Collection Period                                  0.0017%
            Current Collection Period                                    0.0026%
            Three Month Average                                          0.0000%